EXH 99.1

FOR IMMEDIATE RELEASE

MARPAI HIRES JOHN POWERS AS PRESIDENT

Accomplished Industry Veteran with Proven Track Record of Successful High Growth Operations to support Marpai’s vision of Affordable, Intelligent, Healthcare

New York, January 11, 2024, Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administration company transforming the $22 billion TPA market supporting self-funded employer health plans, today announced the appointment of John Powers as the Company’s President. Powers is an accomplished healthcare benefits executive with over 30 years’ experience. Powers was previously CEO of Homestead Smart Health Plans.

Powers brings deep operations knowledge and an extensive industry network developed over his professional career in the healthcare benefits space. Previous roles included Vice President of HealthComp Holdings – a privately-held third party administrator (TPA). John managed the integrated solutions while driving an industry-leading Client-based Net Promoter Score (NPS) of 80. Additionally, John served as EVP and principal of Advanced Medical Pricing Solutions (AMPS) – a leading healthcare cost containment company. In these positions, John was instrumental in driving tens of millions of dollars in savings for his clients.

“Marpai’s robust data analytics, combined with industry leading partnerships and with the recent leadership changes focusing on client savings and high growth was extremely compelling,” said Mr. Powers. "Moreover, I look forward to leveraging the Company’s recent successes and support the key strategic initiatives of rapid efficiencies in operations, improving benefit savings opportunities for our clients, and leading our efforts in achieving a high growth, cash flow positive Company with a strong track record of innovation.”

Damien Lamendola, Chief Executive Officer commented, “We are very excited to have John join the Marpai Team. His leadership and business acumen are critical to strengthening our foundation and positioning the Company for our next growth phase. John’s impressive industry knowledge and professional record of achieving crucial operational targets, working closely with customers and executing significant revenue generating opportunities is a great fit for Marpai.”

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses Powers’ role in driving the Company’s key initiatives. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact:
Steve Johnson

steve.johnson@marpaihealth.com

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